EXHIBIT 32.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. SECTION 1350

I, Matthew T. Farrell, Chief Operating Officer and Chief Financial Officer of Church & Dwight Co., Inc. (the “Company”), hereby certify that, based on my knowledge:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Matthew T. Farrell
Matthew T. Farrell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer
(Principal Financial Officer)
Dated: February 20, 2015